Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Aurora Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(12)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	New DIH Common Stock(2)	Other(7)	11,023,123	-	$115,464,448	(7)	0.00011020	$12,724.18
	Equity	New DIH Common Stock issuable upon exercise of warrants(3)	Other(8)	13,335,000	-	$153,352,500	(8)	0.00011020	$16,899.45
	Equity	Warrants to purchase New DIH Common Stock(4)	Other(9)	26,670,000	-	$514,731	(9)	0.00011020	$56.72
	Equity	New DIH Common Stock(5)	Other(10)	25,000,000	-	$0.00	(10)	0.00011020	$0.00
	Equity	New DIH Common Stock(6)	Other(7)	700,000	-	$7,329,000	(7)	0.00011020	$807.66
	Equity	New DIH Common Stock(11)	Other(7)	2,020,000	-	$ 21,149,400	(7)	0.00011020	$2,330.66
	Total Offering Amounts					$297,810,079			$32,818.67
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due					$297,810,079			$32,818.67

(1)	Prior to the consummation of the business combination (the “Business Combination”) described in the proxy statement/prospectus forming part of this registration statement, the registrant, Aurora Technology Acquisition Corp., a Cayman Islands exempted company (“ATAK”), intends to effect a deregistration under Part XII of the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which ATAK’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be named “ DIH Holding US Inc.” (“New DIH”).

(2)	The number of shares of New DIH Common Stock, par value $0.0001 per share (“New DIH Common Stock”) being registered represents (i) 5,973,123 Class A ordinary shares (the “Class A Ordinary Shares”) of ATAK that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-261753), consisting of 5,670,123 shares offered by ATAK in its initial public offering (the “ATAK IPO”) and 303,000 shares issued the underwriter in the ATAK IPO; and (ii) 5,050,000 Class B ordinary shares (the “Class B Ordinary Shares”) held by ATAK’s initial shareholders. The Class A Ordinary Shares and Class B Ordinary Shares will automatically be converted by operation of law into shares of New DIH Common Stock as a result of the Domestication.
(3)	Represents shares of New DIH Common Stock to be issued upon the exercise of (i) 20,200,000 public warrants of ATAK issued in connection with the ATAK IPO (“ATAK Public Warrants”), and (ii) 6,470,000 private placement warrants of ATAK issued in connection with the ATAK IPO (“ATAK Private Placement Warrants”). The Public Warrants and Private Placement Warrants will convert into warrants to acquire shares of New DIH Common Stock as a result of the Domestication.
(4)	The number of warrants to acquire shares of New DIH Common Stock being registered represents (i) 20,200,000 ATAK Public Warrants, and (ii) 6,470,000 ATAK Private Placement Warrants that will convert into warrants to acquire shares of New DIH Common Stock as a result of the Domestication.
(5)	Represents the maximum number of shares of New DIH Common Stock expected to be issued, or issuable upon the exercise of options or warrants to be assumed by New DIH or upon the vesting of restricted shares, to the equity holders of DIH Holdings US, Inc. in the Business Combination (excluding shares to be issued to shareholders who previously approved the Business Combination).
(6)	Represents shares of New DIH Common Stock to be issued to Maxim Group LLC as financial advisor of DIH Holdings US, Inc. in connection with the Business Combination.
(7)	Calculated in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Class A Ordinary Shares on the Nasdaq Stock Market LLC (“Nasdaq”) on May 9, 2023 ($10.47 per Class A Ordinary Share). See Note 1.
(8)	Calculated in accordance with Rule 457(g)(1) under the Securities Act, based on the exercise price of the warrants ($11.50 per share).
(9)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the ATAK Public Warrants on the Nasdaq on May 9, 2023 ($0.0193 per Public Warrant). See Note 1.
(10)	Calculated in accordance with Rule 457(f)(2) under the Securities Act. DIH Holdings US, Inc. is a private company, no market exists for its securities and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value per share ($0.00) of the DIH Holdings US, Inc. securities expected to be cancelled in the Business Combination.
(11)	Represents shares of New DIH Common Stock to be issued upon the conversion of 20,200,000 public rights of ATAK issued in connection with the ATAK IPO (“ATAK Public Rights”). Every ten (10) Public Rights will convert into one share of New DIH Common Stock as a result of the Business Combination.
(12)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.